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CUSIP NO. 747927 10 1             SCHEDULE 13D             PAGE 16 OF 17 PAGES
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                                                                       EXHIBIT C


                       Disclaimer of Beneficial Ownership
                       ----------------------------------

DevX Energy, Inc.
Common Stock
1,100,000 Shares*

SSCO, Inc. and Mark E. Strome disclaim beneficial ownership as to all shares beneficially owned for Section 13(d) filing purposes by Strome Investment Management, L.P. as investment adviser.

* The shares reported and disclaimed herein are $0.234 par value Common Stock of the issuer.